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                                                                   Exhibit 21.01

                              List of Subsidiaries


                                                     PROPORTION OF NOMINAL VALUE
NAME OF COMPANY AND COUNTRY OF INCORPORATION         OF ISSUED SHARES AND VOTING
AND OPERATION                                        RIGHTS HELD BY INSIGNIA
                                                     SOLUTIONS PLC

Insignia Solutions International Limited             100%
(England & Wales)

Jeode Limited                                        100%
(England & Wales)

Insignia Solutions Inc (Delaware)                    100%

Insignia Solutions Foreign Sales Inc                 100%
(Barbados)

Emulation Technologies Inc (USA)                     100%

Insignia Solutions France SARL (France)              100%

Kenora Ltd. (Hong Kong)                              100%

Korrogo Technologies Ltd.                            100% owned by Kenora Ltd.
(England & Wales)

Mi4e AB (Sweden)                                     100% owned by Korrogo
                                                     Technologies Ltd.